Exhibit 5.1


                                                                  ATLANTA
                                                                  CHICAGO
                                 KUTAK ROCK LLP                   DES MOINES
                                                                  FAYETTEVILLE
                                   SUITE 3100                     KANSAS CITY
                             1801 CALIFORNIA STREET               LINCOLN
                                                                  LITTLE ROCK
                           DENVER, COLORADO 80202-2658            NEWPORT BEACH
                                                                  OKLAHOMA CITY
                                  303-297-2400                    OMAHA
                             FACSIMILE 303-292-7799               PASADENA
                                                                  RICHMOND
                                www.kutakrock.com                 SCOTTSDALE
                                                                  WASHINGTON


                                  May 22, 2007



To the Addressees Listed on Schedule I
Attached hereto

                                 $2,437,500,000
                        Nelnet Student Loan Trust 2007-1
                         Student Loan Asset-Backed Notes
              Senior Class A-1, Class A-2, Class A-3 and Class A-4
                     and Subordinate Class B-1 and Class B-2

Ladies and Gentlemen:

        We have acted as special counsel to Nelnet Student Loan Trust 2007-1, a Delaware statutory trust (the "Issuer") established pursuant to a Trust Agreement, dated as of May 1, 2007 (the "Trust Agreement"), between Nelnet Student Loan Funding, LLC (the "Depositor") and M&T Trust Company of Delaware, as Delaware trustee (the "Delaware Trustee), in connection with the offering and sale by Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters (the "Underwriters") of $2,500,000,000 Student Loan Asset-Backed Notes, Senior Class A-1, Class A-2, Class A-3 and Class A-4 and Subordinate Class B-1 and Class B-2 (the "Series 2007-1 Notes"), pursuant to the terms of an Underwriting Agreement, dated May 15, 2007 (the "Underwriting Agreement"), between the Depositor and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the Underwriters named therein. This opinion is being rendered pursuant to Sections 7(c), (d) and (e) of the Underwriting Agreement. All capitalized terms used in this opinion that are not otherwise defined herein shall have the respective meanings given them in (i) the Underwriting Agreement or (ii) the Free Writing Prospectus, dated May 2, 2007, the base Prospectus, dated May 1, 2007, the Term Sheet, dated May 14, 2007, the Final Term Sheet, dated May 15, 2007 and the Prospectus Supplement, dated May 16, 2007 (the "Prospectus Supplement," and collectively, the "Prospectus"), contained in a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act") (file no. 333-128658) (the "Registration Statement"), filed in connection with the offering of the Series 2007-1 Notes or the Indenture of Trust, dated as of May 1, 2007 (the "Indenture"), among the Issuer, Zions First National Bank, as eligible lender trustee (the "Eligible Lender Trustee"), and Zions First National Bank, as indenture trustee (the "Indenture Trustee").

KUTAK ROCK LLP
May 22, 2007
Page 2


        For the purpose of rendering this opinion, we have assisted in the preparation of the Indenture and the Trust Agreement. We have reviewed or assisted in the preparation of (a) the Prospectus; (b) the Underwriting Agreement; (c) the Master Servicing Agreement, dated as of May 1, 2007 (the "Master Servicing Agreement"), among the Issuer, the Depositor, National Education Loan Network, Inc., as administrator (the "Administrator"), and National Education Loan Network, Inc., as master servicer (the "Master Servicer"); (d) the Loan Purchase Agreement, dated as of May 1, 2007 (the "Sale Agreement"), between the Issuer and the Depositor; (e) the Custodian Agreement, dated as of May 1, 2007 (the "Custodian Agreement"), among the Issuer, the Eligible Lender Trustee, the Indenture Trustee and Nelnet, Inc., as custodian;
(f) the Eligible Lender Trust Agreement, dated as of May 1, 2007 (the "Eligible Lender Trust Agreement"), between the Issuer and the Eligible Lender Trustee;
(g) the Administration Agreement, dated as of May 1, 2007 (the "Administration Agreement"), among the Issuer, the Delaware Trustee, the Indenture Trustee and the Administrator; and (h) such other documents as we have deemed necessary or advisable to enable us to render this opinion.

        As to all questions of fact material to this opinion, we have relied without independent investigation made for purposes of giving this opinion upon
(a) certificates satisfactory to us and given by the Issuer regarding the accuracy, truthfulness and performance of the representations, warranties and covenants under the Indenture, the Trust Agreement, the Master Servicing Agreement, the Custodian Agreement, the Series 2007-1 Notes, the Sale Agreement, the Administration Agreement and the Eligible Lender Trust Agreement (collectively, the "Issuer Documents"), and all facts assumed therein, (b) certificates of good standing and compliance issued by applicable state regulatory authorities, (c) signed copies of the Issuer Documents, (d) specimen copies of the Series 2007-1 Notes, and (e) statements made and certificates or comparable documents furnished by officers and/or representatives of the Depositor, the Master Servicer, the Administrator, Nelnet, Inc., the Indenture Trustee, the Eligible Lender Trustee and the Delaware Trustee.

        In rendering the opinions set forth herein, with their permission we have assumed the accuracy of the legal conclusions contained in the separate legal opinions, dated May 22, 2007, by Ballard Spahr Andrews & Ingersoll, LLP, and Richards, Layton & Finger, P.A. in connection with the Issuer and the issuance of the Series 2007-1 Notes.

        In giving the opinions expressed herein and making our investigations in connection herewith, we also have assumed (i) that the copies of the agreements, documents and other instruments that we have examined conform to the originals;
(ii) the genuineness of all signatures of individuals and the personal legal capacity of all individual signatories; (iii) that the Issuer Documents have been duly authorized, executed and delivered by the parties thereto, other than the Issuer, and are legal, valid and binding obligations of the parties thereto, other than the Issuer, enforceable against such other parties in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and general equitable principles; (iv) that there are no agreements or arrangements among the parties to the Issuer Documents that would affect any of the assumptions or opinions set forth herein; (v) the choice of law designated in each of the Issuer Documents, if any, by the parties thereto will be given effect to govern their contractual rights and duties and the enforceability of such Issuer Documents; and (vi) the enforceability of the Issuer Documents against the parties thereto (other than the Issuer).

KUTAK ROCK LLP
May 22, 2007
Page 3

        On the basis solely of the foregoing examination and assumptions and in reliance thereon and on such matters of fact as we have deemed relevant under the circumstances, and upon consideration of applicable law, we are of the opinion that as of the date hereof, subject to the qualifications set forth below:

               1. The Issuer Documents (other than the Series 2007-1 Notes, which are addressed in Paragraph 2, and the Trust Agreement) have been duly authorized, executed and delivered by the Issuer, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except (a) the enforceability of the indemnification and contribution provisions thereof may be limited by federal or state securities laws, (b) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (c) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               2. The Series 2007-1 Notes have been duly authorized and executed by the Issuer and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered and paid for pursuant to the Underwriting Agreement, will be legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, duly issued and entitled to the benefits and security afforded by the Indenture, subject as to the enforcement of remedies to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditor's rights generally, (b) general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law) and (c) the enforceability of the indemnification and contribution provisions thereof may be limited by federal or state securities laws.

               3. Neither the sale of the Series 2007-1 Notes, nor the execution and delivery of any of the Issuer Documents, nor the consummation of any transactions contemplated in the Issuer Documents, nor the fulfillment of the terms of the Issuer Documents by the Issuer will (a) conflict with, or result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the Trust Agreement, (b) to our actual knowledge, result in any violation of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its properties or assets, except where any such conflicts, breaches, defaults and violations in the aggregate would not have a material adverse effect on the Issuer or the ability of the Issuer to perform its obligations under any of the Issuer Documents to which the Issuer is a party.

KUTAK ROCK LLP
May 22, 2007
Page 4

               4. The Issuer has full power, authority and legal right under the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. ss. 3801, et seq. to execute and deliver the Issuer Documents, to grant the Trust Estate to the Indenture Trustee pursuant to the Indenture as security for the Series 2007-1 Notes, and the execution, delivery and performance of the Issuer Documents have been duly authorized by the Issuer by all requisite action.

               5. To our actual knowledge, upon due inquiry, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (a) that assert the invalidity of the Issuer Documents, or (b) that might materially and adversely affect the performance of the Issuer of its obligations under, or the validity or enforceability of, the Issuer Documents.

               6. Other than as may be required under applicable state securities or blue sky laws, all approvals, authorizations, consents, orders, authorizations of or registration, declaration, or filing with any court, the United States of America, any state or other political subdivision thereof, any governmental agency or body or official, required on the part of the Issuer in connection with the execution, delivery and performance of the Issuer Documents and the consummation of the transactions contemplated thereby, including, without limitations, the Issuer's role in the valid and proper authorization, issuance and sale of the Series 2007-1 Notes pursuant to the Indenture, have been taken or obtained on or prior to the Date of Issuance.

               7. The statements in the Prospectus Supplement under the headings "Summary of Terms--Federal income tax consequences," "--ERISA considerations," "Certain Federal Income Tax Considerations" and "ERISA Considerations" and in the Prospectus under the heading "Federal Income Tax Consequences" to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects with respect to those consequences or aspects that are discussed therein.

        The opinions expressed herein are specifically limited to the laws of the State of New York and federal law, and to present judicial interpretations thereof and to facts as they presently exist. For purposes of expressing the opinions herein, we note that certain of the Issuer Documents are expressly governed by the laws of other than the State of New York. Accordingly, we have assumed, with your consent and without investigation, that the provisions of such Issuer Documents selecting the laws of other than the State of New York as the governing laws would be enforced by a New York court, and that the laws of such other states are the same as the laws of the State of New York on these matters. Notwithstanding the foregoing, for the purposes of this opinion, we have reviewed the statutory trust statutes of the State of Delaware. We do not express any opinion on any matter not expressly addressed above. The opinions set forth herein are delivered based solely upon the examinations, assumptions and other matters described herein as of the date hereof, and we have no obligation to modify or supplement this opinion or otherwise to communicate with you with respect to changes in law or matters which occur or come to our attention after the date hereof. This letter expresses our legal opinions as to matters set forth herein based on our professional judgment on the date hereof and is not to be construed as a guaranty or a warranty that a court considering such matters would not rule in a manner contrary to such opinions.

KUTAK ROCK LLP
May 22, 2007
Page 5

        Whenever our opinion with respect to the existence or absence of a fact is qualified by the phrase "to our actual knowledge," it is intended to indicate that during the course of our representation of the Issuer, no information has come to the attention of the attorneys specifically engaged in the transactions contemplated by the Issuer Documents that would give us actual knowledge of the absence or existence of such facts. Except to the extent otherwise specifically stated herein, we have not, however, undertaken any independent investigation with any persons inside or outside of our firm other than the attorneys specifically engaged in the transactions contemplated by the Issuer Documents to determine the existence or absence of facts other than having discussed matters with, and received certificates from, officers of the Issuer with whom we have dealt and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Issuer.

        This opinion is given for the sole benefit of the addressees hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters, the opinions and the transaction specifically referred to or provided herein, and no other opinions should be implied therefrom. Our engagement with respect to this transaction terminates upon the date hereof, and we undertake no obligation with respect to this transaction after this date and, thus, disclaim any obligation to update these opinions for events occurring or coming to our attention after the date hereof.


                                          Very truly yours,


                                          /s/ Kutak Rock LLP

KUTAK ROCK LLP
May 22, 2007
Page 6


                                   SCHEDULE I



Fitch, Inc.                                RBC Dain Rauscher Inc.
One State Street Plaza                     1 Liberty Plaza, 2nd Floor
New York, New York  10004                  165 Broadway
                                           New York, NY 10006
Moody's Investors Service, Inc.
99 Church Street                           Greenwich Capital Markets, Inc.
New York, New York  10007                  600 Steamboat Road
                                           Greenwich, CT 06830
Standard & Poor's Rating Services
55 Water Street                            SG Americas Securities, LLC
New York, New York  10041                  1221 Avenue of the Americas
                                           New York, NY 10020
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor           SunTrust Capital Markets, Inc.
New York, New York  10010                  303 Peachtree Street, 23rd Floor
                                           Atlanta, GA 30308
Deutsche Bank Securities Inc.
60 Wall Street                             Nelnet Capital, LLC
New York, NY  10005                        6801 South 27th Street
                                           Lincoln, Nebraska  68508
J.P. Morgan Securities Inc.
270 Park Avenue                            Zions First National Bank, as trustee
New York, New York 10017                   717 Seventeenth Street, Suite 301
                                           Denver, Colorado  80202
Citigroup Global Markets Inc.
388 Greenwich Street, 19th Floor           M&T Trust Company of Delaware
New York, NY 10013                         1220 North Market Street, Suite 202
                                           Mail Code: MD1-WD22
                                           Wilmington, DE 19801